UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019 (July 31, 2019)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Nanophase Technologies Corporation (the “Company”) entered into a Joint Development Agreement, effective as of July 31, 2019 (the “JDA”), with Sumitomo Corporation of Americas (“SCOA”). Pursuant to the JDA, the Company has agreed, on an exclusive basis, to jointly develop certain coated materials for use in the personal care markets. The JDA excludes any applications relating to UV attenuation. Presuming the Company and SCOA develop commercially viable products, in terms of cost and efficacy, the Company agrees to supply these materials to SCOA and SCOA agrees to purchase these materials from the Company.

In return for the Company’s exclusive efforts on SCOA’s behalf, SCOA has agreed to pay a commitment fee of $250,000 within thirty (30) days of the execution of the JDA. The JDA includes product development milestones that, if met, will result in two subsequent payments of $125,000 each, expected to be earned over the next several years. Further, SCOA has agreed to pay the Company for its agreed upon costs of product development during the term of the agreement. Pricing of new products developed under the JDA will be determined by a Steering Committee (as defined), and included in subsequent Joint Development Project Plans (as defined).

The JDA has an initial term of ten years from July 31, 2019. Either party may terminate the JDA at any time by written notice for a series of reasons, ranging from convenience to failure to perform. In some cases, terminations can result in the return of fees by the Company or, at maximum, a $250,000 termination fee due either party if certain conditions are met.

The foregoing description of the JDA does not purport to be complete and is qualified in its entirety by reference to the text of the JDA, which is filed, with confidential portions redacted, as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit

10.1	Joint Development Agreement, dated as of July 31, 2019, between the Company and Sumitomo Corporation of Americas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2019

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ JESS JANKOWSKI
Name: Jess Jankowski
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Joint Development Agreement, dated as of July 31, 2019, between the Company and Sumitomo Corporation of Americas*

* Portions of the exhibit have been omitted in reliance on Regulation S-K, Item 601(b)(10)(iv), 17 CFR § 229.601(b)(10)(iv).